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EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48999) pertaining to the Papa John's International, Inc. 401(k) Plan of our report dated May 19, 2000, with respect to the financial statements and schedule of the Papa John's International, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.


                                             /s/ Ernst & Young LLP

Louisville, Kentucky
June 14, 2000